SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    **********************************************************************
      Date of Report (Date of earliest event reported): August 23, 1999

                         Merry Land Properties, Inc.
            (Exact name of registrant as specified in its charter)

                                    Georgia
                (State or other jurisdiction of incorporation)

       000-29778                                         58-2412761
(Commission File Number)                (I.R.S.Employer I.D. Number)

        624 Ellis Street, Augusta, Georgia                  30901
     (Address of principal executive offices)            (Zip Code)

                                706/722-6756
            (Registrant's telephone number including area code)

        ____________________________________________________________
        (Former name or former address, if changed since last report)
   **********************************************************************


Filed: August 26, 1999

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. Merry Land Properties, Inc. (the "Company") acquired the interests of ERP Operating Partnership, a subsidiary of Equity Residential Properties Trust in entities which own the following six apartment communities on August 23, 1999.

   The apartment communities acquired are described as follows:

Name of                                                                             Acquisition Cost  Non Recourse    Occupancy
Apartments          Seller <F1>            Market Location                    Units     <F2>              Debt            <F1>
-------------------------------------------------------------------------------------------------------------------------------
Hammocks at        ERP Operating          Savannah, Georgia                  308     $20,621,789.37   $18,787,000        93.5%
Long Point         Partnership

Huntington         ERP Operating          Savannah, Georgia                  147     $ 5,752,204.39   $ 5,084,000        97.3%
                   Partnership

Magnolia Villa     ERP Operating          Savannah, Georgia                  144     $ 5,001,066.26   $ 4,739,000        98.6%
                   Partnership

Summit Place       ERP Operating          Charleston,                        226     $ 6,939,825.63   $ 7,079,000        96.0%
                   Partnership            South Carolina

Windsor Place      ERP Operating          Charleston,                        224     $ 9,753,695.80   $ 8,640,000        99.1%
                   Partnership            South Carolina

Woodcrest          ERP Operating          Augusta, Georgia                   248     $ 5,991,756.63   $ 6,354,000        95.6%
                   Partnership
-------------------------------------------------------------------------------------------------------------------------------

<F1> Physical occupancy as of the date acquired.

   In six separate transactions, the Company and a wholly owned subsidiary acquired all of the membership interests in six limited liability companies, each of which own one of the acquired apartment communities. Each of the six acquired communities had been owned by one of six Delaware limited liability companies, whose members were the Company and ERP Operating Partnership, a subsidiary of Equity Residential Properties Trust. ERP Operating Partnership held substantially all of the capital accounts of each limited liability company, having contributed the apartment communities to the limited liability companies. The Company held a 50% profits interest, after payment of a preferred return to ERP Operating Partnership, in each Delaware limited liability company. The Company also had an option to purchase the Delaware limited liability company interests owned by ERP Operating Partnership. The acquisition cost listed above for each property represents the option price paid directly or indirectly to ERP Operating Partnership for indirect ownership interests in the properties.

   The seller, ERP Operating Partnership, is unrelated to the Company.
However, ERP Operating Partnership is a subsidiary of Equity Residential Properties Trust, which is the successor by merger to the Company's former parent, Merry Land & Investment Company, Inc. ("Old Merry Land"). The Company was organized and spun off to Old Merry Land's shareholders shortly before such merger.

   The acquisitions were made for cash, financed primarily by six non-recourse loans from First Union National Bank to the Company's six new subsidiary limited liability companies, in the amounts shown in the table above. The remainder of the purchase price was funded with cash reserves and by the Company's borrowing under its $2 million unsecured line of credit with First Union National Bank.

   The acquisitions were made only after a detailed review of the property's physical condition, anticipated capital expenditures, occupancy rates, expenses including utility rates, maintenance, grounds, property taxes and insurance all of which were compared to competitive properties.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS. The financial statements specified by Rule 3-14 of Regulation S-X and any pro forma financial information required pursuant to Article 11 of Regulation S-X are not included in this initial report. Such financial statements will be filed within sixty days of the due date of this report.






                                  SIGNATURE

   Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MERRY LAND PROPERTIES, INC.

                                                        (Registrant)

                                           /s/
                                      By:____________________________
                                                Dorrie E. Green
                                             As Its Vice President